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                      MANAGEMENT AND ASSET MANAGEMENT AGREEMENT

                                     By and Among

                             FOUR TOWER BRIDGE ASSOCIATES
                                       as Owner

                                         and

                           OLIVER TYRONE PULVER CORPORATION,
                                     as Manager,

                                         and

                       BRANDYWINE REALTY SERVICES CORPORATION,
                                   as Asset Manager




                         Dated as of November 3, 1997

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                                  TABLE OF CONTENTS

                                                                           Page

1.  Designation and Appointment...............................................1
2.  Term......................................................................2
3.  Duties of Manager.  ......................................................2
4.  Asset Manager.............................................................6
5.  Authority.................................................................6
6.  Petty Cash................................................................6
7.  Signs.....................................................................6
8.  Emergencies...............................................................7
9.  Compensation to Manager and Asset Manager; Definitions; Reimbursement of
    Expenses..................................................................7
10. Default; Termination......................................................9
11. Final Accounting.........................................................10
12. Notices..................................................................11
13. Assignment; Binding Effect...............................................11
14. Headings.................................................................12
15. Applicable Law...........................................................12
16. Indemnities; Waiver of Subrogation.......................................12
17. Entire Agreement.........................................................13

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                      MANAGEMENT AND ASSET MANAGEMENT AGREEMENT


         MANAGEMENT AND ASSET MANAGEMENT AGREEMENT, dated as of November 3, 1997, by and between FOUR TOWER BRIDGE ASSOCIATES, a Pennsylvania limited partnership ("Owner"), OLIVER TYRONE PULVER CORPORATION, a Pennsylvania corporation ("Manager") and BRANDYWINE REALTY SERVICES CORPORATION, a Delaware corporation("Asset Manager").

                                      BACKGROUND

         Owner is the owner of certain land and building known as Four Tower Bridge, located in Conshohocken, Pennsylvania (the "Property").

         Owner has requested Manager and Asset Manager to provide certain management services with regard to the Property for the benefit of Owner, and Manager and Asset Manager have agreed to do so, in accordance with the terms and provisions of this Agreement.

         NOW, THEREFORE, in consideration of the premises, covenants and conditions herein set forth, and intending to be legally bound hereby, Owner, Manager and Asset Manager agree as follows:

         1.   Designation and Appointment.

              (a) Owner hereby designates and appoints Manager to provide complete real estate management and administration for the Property, and Manager accepts such designation and appointment. In connection with such management and administration, Manager shall have full responsibility and authority to maintain and manage the Property on the terms and conditions hereinafter set forth.

              (b) Owner hereby designates and appoints Asset Manager to coordinate with Manager in the real estate management, leasing and administration for the Property, and Asset Manager accepts such designation and appointment. In connection with such management and administration, Asset Manager shall perform

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its obligations on the terms and conditions hereinafter set forth.

         2. Term. Unless otherwise agreed, the term (the "Term") of this Agreement shall commence on the date hereof shall continue for so long as Four Oliver Tower Associates or any other entity owned or controlled by Donald W. Pulver is the Managing General Partner of the Owner of the Property.

         3. Duties of Manager. Manager shall perform its services hereunder in the status of an agent of Owner, with the quality of such services, in all respects and at all times, to be equal to the standards of professional property management for Class A commercial office real estate. Without limiting the generality of the foregoing, Manager shall have the following duties:

              (a) Personnel. Manager shall have full responsibility for, full authority with respect to, and will use reasonable care in, selecting, recruiting, hiring, firing, training, supervising and scheduling work for all permanent or part time personnel, professionals and ad valorem tax consultants necessary to perform the services of Manager under this Agreement. Personnel and professionals for the Property may be hired directly by Manager, may be provided through independent contractors or may be a combination of both. In no event shall any person be considered an employee by Owner.

              (b) Records and Reports. Manager shall maintain accurate business records reflecting, as to the Property, all income, if any, all costs and expenses incurred for the Property and all bills and other disbursements made for the Property. Such records shall be kept on an accrual basis or on such other basis as Owner shall require to be consistent with Owner's books and records. A quarterly summary of such records, reasonably acceptable in form to Owner, supported by copies of the underlying bills and invoices, shall be furnished to Owner at the address hereinafter provided for notice. Such records may be examined by representatives authorized by Owner at all reasonable times. Manager shall retain such records for a minimum period of three (3) years and shall deliver them to Owner upon termination of this Agreement. Owner shall retain the responsibility for preparation of tax returns, but Manager shall in all cases

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cooperate with Owner and Owner's authorized representatives in compiling necessary information from the property records maintained by Manager. In the event of the termination of this Agreement, Manager specifically agrees to turn over to an authorized representative of Owner at the date of such termination all records, correspondence, contracts and documents pertaining to the management and administration of the Property.

              (c) Property Account. Manager will maintain on behalf of Owner a checking account in the name of the Owner (the "Property Account") at a bank selected by Manager and approved by Owner. All income from the Property shall be collected by Manager and promptly deposited in the Property Account. In any instance where cash or cash equivalents shall be received by Manager, Manager shall hold such funds as trust funds for Owner, and shall promptly deposit such funds in the Property Account. At the request of Owner, Manager will cooperate in any reasonable control procedures for collections which Owner shall deem desirable. All disbursements made on behalf of the Property (except for petty cash expenditures as hereinafter provided) and all distributions to Owner out of the Property Account shall be made by checks drawn on the Property Account. The Property Account and all funds on deposit therein shall at all times be deemed to be the property of Owner, subject, however, to the terms and conditions of this Agreement. The following expenses shall be paid out of the Property
Account:

                   (i) payment of Debt Service (as defined in Subsection (f) hereof);

                   (ii) all costs associated with income collection efforts;

                   (iii) all operating expenses and capital expenditures associated with the Property including, without limitation, taxes, insurance, cleaning, maintenance, landscaping, if any, trash removal, snow and ice removal, capital improvements, supplies, and other expenses normally characterized as operating expenses;

                   (iv) costs incurred in connection with emergencies pursuant to Section 8 hereof;

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                   (v) the fees payable to Manager and Asset Manager and
    expenses of Manager and Asset Manager to which either is entitled to reimbursement pursuant to Section 9 hereof; and

                   (vi) any other expense properly chargeable to the Property Account pursuant to the terms of this Agreement or as otherwise agreed between Owner and Manager.

Manager shall use its best efforts to conduct its duties in accordance with the Operating Budget for the Property provided to Manager by Owner; provided, however, that if there are insufficient funds in the Property Account to pay all expenses associated with the management and operation of the Property, Manager shall so notify Owner promptly, and Owner shall immediately fund the Property Account to pay all such expenses.

              (d) Taxes; Insurance. Manager shall obtain and verify statements for ad valorem property taxes and assessments against the Property. Unless otherwise provided for by Owner, such statements shall be paid from the Property Account. Manager shall arrange for and obtain insurance with respect to the Property of such kinds, in such amounts, in such forms and with such companies (including, without limitation, insurance companies, if competitively priced, utilized by Manager (and its affiliates) or Asset Manager (and its affiliates) under blanket policies) to the extent obtainable, as Owner shall specify based upon Manager recommendation from time to time. Unless otherwise provided for by Owner, premiums for all insurance relating to the Property shall be paid from the Property Account. All such insurance coverages shall be subject to review by Owner annually.

              (e)  Maintenance; Repairs; Other Operational Duties.

                   (i) Manager shall be responsible for performing, or contracting for the performing of, the maintenance of the Property. Manager shall, either directly or through the use of independent contractors, keep the Property in a clean and sightly condition at all times, and cause maintenance work to be performed promptly and efficiently so as to fulfill Owner's obligation under any lease or governmental regulation or other commitment

                                       4
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     or agreement. Manager shall also make or cause to be made all necessary repairs, and shall purchase, in reasonable quantities and at reasonable prices, all materials and supplies necessary or proper for maintenance of the Property.

                   (ii) Manager shall notify Owner promptly (together with copies of supporting papers) of any notice of violation of governmental requirements.

                   (iii) Manager shall promptly notify Owner of any personal injury or property damage suffered or claimed by any tenant or third party on or with respect to the Property, other than injury or damage which would be covered by insurance and Manager shall forward to Owner any summons, subpoena or other like legal documents served upon Manager relating to actual or alleged potential liability of Owner, Manager or the Property.

                   (iv) Manager shall take advantage of labor and materials savings through quantity purchases when reasonable. All such savings (or the proportionate share of such savings allocable to the Project) shall be for the account of Owner.

                   (v) Notwithstanding anything herein to the contrary, Manager shall also be entitled to an additional fee from Owner, in such amount as Manager and Owner shall agree, for the supervision of construction on, major alterations to, or capital repairs of, the Property and improvements located thereon from time to time. The indemnity provided under Section 16(b) hereof shall be deemed to cover, without limitation, Manager's activities under this subsection (v). In no event shall such fee exceed five percent (5%) of the costs of the construction, alterations or capital repairs. Manager shall provide to Owner an insurance certificate evidencing at least $1,000,000 of public liability insurance if not covered by the insurance provided under Section 3(d) hereof.

              (f) Debt Service. Manager shall pay from the Property Account, at Owner's request, all payments of principal

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and interest on all financing with respect to the Property ("Debt Service").

              (g) Professionals. Manager shall retain, at Owner's expense and subject to Owner's prior approval, such attorneys, leasing agents, accountants, engineers, architects and other professionals as shall be necessary in Manager's or Asset Manager's judgment to perform its obligations hereunder.

              (h) Budget. Manager shall prepare and deliver to the Asset Manager, Managing General Partner and Administrative General Partner of Owner for their respective approval, at least thirty (30) days prior to the beginning of each calendar year, an Operating Budget with respect to such calendar year. Each Operating Budget shall set forth all receipts projected for the period of such Operating Budget, all expenses, by category, of owning and operating the Project (including capital improvements) projected to be incurred during such period and such reserves as shall be required by such Managing General Partner and Administrative General Partner, jointly. Manager shall revise such budget as directed by the Managing General Partner and Administrative General Partner of Owner, acting jointly. In the absence of any such joint instructions, Manager shall use the previous year's operating budget for such current year.

              (i) Supplies. Asset Manager and Manager shall endeavor to purchase office supplies and office equipment from common sources to take advantage of economies of scale in purchasing.

         4. Asset Manager. At the request of Manager or Owner, Asset Manager shall review management issues as the same arise from time to time.


         5. Authority. Manager, as agent for Owner, shall have the power to bind Owner in all matters relating to the management of the Property, except as limited elsewhere in this Agreement. Notwithstanding the foregoing, if, under the partnership agreement of Owner, any action of Managing General Partner requires the consent of the Administrative General Partner, Manager shall not be permitted to take such action without such consent.

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         6.   Petty Cash.  Owner authorizes petty cash funds to be maintained at the Manager's office for routine expenditures for costs and expenses herein authorized. Such fund may be reimbursed from the Property Account from time to time, but nothing contained herein shall be deemed to modify Manager's obligation to maintain adequate records of all expenditures, and total expenditures from such funds during any month shall be subject to reasonable limits which may be established by Owner from time to time.

         7. Signs. Owner hereby grants Manager and Asset Manager (or Brandywine Realty Trust) the privilege of displaying Manager's and Asset Manager's signs upon the Property announcing that the Property is under Manager's management and Asset Manager's asset management. Such signs will be at Manager's and Asset Manager's sole expense and subject to the provisions of local laws.

         8. Emergencies. Manager shall have the right to incur costs and expenses in connection with emergencies occurring or which Manager, in the exercise of its reasonable discretion, deems threatened without the prior written consent of Owner and shall be entitled to reimbursement from the Property Account for actual costs and expenses incurred for such emergency action to the extent such costs relate to the Property. "Emergencies" shall refer not only to threatened riots or other civil commotions, but also to any emergency action necessary in Manager's reasonable judgment to protect the Property in case of damage or destruction, so threatened or occurring, from any cause.

         9. Compensation to Manager and Asset Manager; Definitions; Reimbursement of Expenses.

              (a) Management Fee. As compensation for the services of Manager hereunder, Manager shall receive a Management Fee in an amount equal to four percent (4%) of the Gross Receipts, as defined below, from the Property per calendar month and Asset Manager shall receive an Asset Management Fee equal to one percent (1%) of the Gross Receipts from the Property per calendar month. Management Fees and Asset Management Fees shall be paid solely from the Property Account, and should there be insufficient funds in the Property Account, Owner shall be

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required to immediately fund the Property Account to pay the Management Fees and Asset Management Fees, subject, however, to Section 9(f) hereof. If only a portion of the Management Fees and Asset Management Fees are payable for any month (whether by reason of Section 9(f) hereof or otherwise), the Management Fee shall be equal to eighty percent (80%) of the total of the Management Fee and the Asset Management Fee payable, and the Asset Management Fee shall be equal to twenty percent (20%) of the total of such fees.

              (b)  Monthly Installments; Reconciliation.   Subject to Section
9(f) hereof, the Management Fee and Asset Management Fee shall be payable on the tenth day of the calendar month based upon the Gross Receipts from the preceding calendar month.

              (c) Partial Months. If the term of service of Manager or Asset Manager under this Agreement shall commence on any date other than the first day of a calendar month or end on any date other than the last day of a calendar month, then the Management Fee or Asset Management Fee, as applicable, for the portion of any payment period which is only partially coincidental with the term of this Agreement shall be based upon the Gross Receipts through such portion of such payment period which is so coincidental.

              (d) Gross Receipts. The term "Gross Receipts" as used in this Agreement, is defined to be all gross receipts from operations and ownership of the Property, including, but not limited to, base rent, all reimbursements for taxes, insurance and operating expenses and electric costs, whether or not separately billed to tenants, but excluding condemnation proceeds, financing or refinancing proceeds and capital contributions.

              (e) Reimbursement of Expenses. In addition to receiving the compensation set forth in the portion of this Section 9 above, Manager shall be reimbursed by Owner for overhead relating to Manager's expenses directly incurred in supplies, telephone charges, postage charges and similar out-of-pocket expenses with respect to the Property; provided, however, that the amount payable to Manager on account of such

                                       8
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expenses shall be limited to the amount which is payable by tenants with regard to such expenses.

              (f) Subordination. This Management and Asset Management Agreement and any extensions, renewals, replacements or modifications thereof, and all of the rights of Manager and Asset Manager to collect any Management Fees, Asset Management Fees are and shall be subject and subordinate to the rights and claims of the Administrative General Partner under that certain Agreement of Limited Partnership of Four Tower Bridge Associates (the "Partnership Agreement") to receive the BOP Preferred Cumulative Return, as defined therein. No Management Fees or Asset Management Fees shall be paid hereunder at any time when any portion of the BOP Preferred Cumulative Return is due and unpaid. In addition to and not in limitation of the foregoing, Manager and Asset Manager acknowledge that this Agreement and their respective rights hereunder are subject and subordinate to any first mortgage encumbering the Property from time to time, and Manager and Asset Manager shall, in confirmation of this, execute and deliver such subordination agreement as such first mortgagee shall reasonably request.

         10.  Default; Termination.

              (a) If either Manager or Asset Manager shall default in its obligations under this Agreement and such default is not cured within thirty
(30) days after the date of notice of such default, Owner shall have all rights and remedies at law or in equity, including, but not limited to, the right to terminate this Agreement as to the defaulting party (provided, however, if such default is not reasonably capable of being cured within thirty (30) days, Manager or Asset Manager, as the case may be, shall have such additional period within which to cure such default as is reasonably necessary (not in excess of an additional ninety (90) days so long as Manager or Asset Manager commences such cure within thirty (30) days after notice of default and diligently prosecutes such cure until completion). Notwithstanding the foregoing, if the Managing General Partner of Owner is removed as Managing General Partner of Owner, such removal shall automatically be a default of Manager without any further right of manager to cure; provided, however, that if such Managing General Partner is ever reinstated as the Managing General Partner of Owner, Manager shall be reinstated as Manager

                                       9
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under this Agreement. If Owner shall default in its obligations under this
Agreement, and such default is not cured within thirty (30) days after the date of notice of such default, the party or parties aggrieved by such default shall have all rights at law and in equity, which may be exercised jointly or severally. If the defaulting party is Asset Manager or Manager, Owner shall have the further right to replace the defaulting Asset Manager or Manager with a new manager or asset manager to perform the functions of such party hereunder.

              (b) In the event of (I) a sale of the Property; or (II) the exercise of any remedies by the first mortgagee of the Property pursuant to which such mortgagee takes title to or possession of the Property, then, in any such event, Owner shall have the right and option, to be exercised by giving written notice thereof to Agent, to either (a) terminate this Agreement and Agent's rights and authority hereunder on thirty (30) days' prior written notice, in which event the entire unpaid balance (if any) of fees earned by Manager and Asset Manager to the date of termination shall become and be due and payable by Owner to Manager and Asset Manager on the date of settlement for the conveyance or transfer and upon making such lump sum payment, Owner shall have no further liabilities or obligations hereunder, or (b) assign this Agreement to the transferee or mortgagee of the Property and, if such transferee is not the mortgagee, cause such transferee or mortgagee to assume all of the obligations of Owner under this Agreement, whereupon this Agreement shall continue and shall not terminate. The provisions of this Section 10(b) shall apply to all subsequent conveyances or transfers of the Property or of Owner's interest therein, and the term "Owner" shall refer to the owner for the time being of any interest in the Property.

         11. Final Accounting. Upon the termination of this Agreement, Manager shall render to Owner a final accounting (the "Final Accounting") within thirty (30) days after the termination of this Agreement. The Final Accounting shall cover the period from the date of this Agreement to the termination date. All funds in the Property Account as of the effective date of the Final Accounting shall be paid to Owner.

         12. Notices. All notices, demands, requests, calls and other communications required by or permitted under this

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Agreement shall be in writing (whether or not a writing is expressly required hereby), and shall be directed as follows:

              OWNER:    Four Tower Bridge Associates
                        c/o Oliver Tyrone Pulver Corporation
                        One Tower Bridge
                        100 West Front Street
                        West Conshohocken, PA 19428

              With a copy to:

                        Brandywine TB II, L.P.
                         c/o Brandywine Realty Trust
                        Newtown Corporate Campus
                        16 Campus Boulevard, Suite 150
                        Newtown Square, PA 19073

            MANAGER:    Oliver Tyrone Pulver Corporation
                        One Tower Bridge, Suite 900
                        West Conshohocken, PA 19428

              ASSET
              MANAGER:  c/o Brandywine Realty Trust
                        Newtown Corporate Campus
                        16 Campus Boulevard, Suite 150
                        Newtown Square, PA 19073

              Any notice, demand, request, call or other communication required or permitted to be given or made under this Agreement will be deemed given or made (i) when delivered by hand delivery at its address set forth above, or (ii) three business days following its deposit in the U.S. Mail, addressed to such address, postage prepaid, registered or certified, return receipt requested (with a copy by regular U.S. mail, first class, postage prepaid), or (iii) on the next business day following its deposit with Federal Express or another nationally recognized express delivery service, addressed to such address (with a copy by regular U.S. mail, first class, postage prepaid). Any party hereto may specify a different address by sending to the other parties hereto a notice as hereinabove provided of such different address.


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         13.  Assignment; Binding Effect.  Neither Manager nor Asset Manager
shall have the right to assign or transfer this Agreement or any of its rights or duties hereunder except with the prior written consent of Owner; however, Owner consents that Manager may make such subcontracts as it deems necessary or desirable for the performance of its duties and powers hereunder; provided, however, that Manager may not engage any subcontractor that is affiliated with Manager without the prior consent of Owner. Subject to the foregoing, this Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Asset Manager may assign its interest in this Agreement to an entity owned or controlled, directly or indirectly, by Brandywine Realty Trust.

         14. Headings. The headings used in this Agreement are for convenience only and are not to be considered in connection with the interpretation or construction of this Agreement.

         15. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

         16.  Indemnities; Waiver of Subrogation.

              (a) Owner agrees to indemnify and hold Manager and Asset Manager harmless from and against any and all damages, claims, actions, obligations, and liabilities, and to reimburse Manager and Asset Manager for such reasonable costs, expenses and fees incurred in defending or responding to any such claim, action, obligation, damage or liability arising out of the proper performance of its duties hereunder or in carrying out the directions of Owner, and from liability from injury on or at the Property suffered by any employee or other person whatsoever, provided, however, Owner shall not indemnify Manager from or against its negligence or willful misconduct, nor shall Owner indemnify Asset Manager from or against its negligence or willful misconduct.

              (b) Manager agrees to indemnify and hold Owner and Asset Manager harmless from and against any and all damages or injuries to person or property, or claims, actions, obligations, liabilities, and to reimburse Owner and Asset

                                       12
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Manager for such reasonable costs, expenses and fees incurred in defending or responding to any such claim, action, obligation, damage or liability by reason of Manager's negligence or willful misconduct or any conduct of Manager outside the scope of its authority hereunder.

              (c) Asset Manager agrees to indemnify and hold Owner and Manager harmless from and against any and all damages or injuries to person or property, or claims, actions, obligations, liabilities, and to reimburse Owner and Manager for such reasonable costs, expenses and fees incurred in defending or responding to any such claim, action, obligation, damage or liability by reason of Asset Manager's negligence or willful misconduct or any conduct of Asset Manager outside the scope of its authority hereunder.

              (d) The parties hereto hereby waive any rights each may have against the other on account of any loss or damage occasioned to either of them, or any of their respective property, the Building or its contents arising from any risks covered (or which is required to be covered under the terms hereof) by so-called "all risk" or other fire and extended coverage insurance, and to the extent of recovery under valid and collectible policies of such insurance; provided, however, such waivers of subrogation shall only be effective with respect to loss or damage occurring during such time as such parties' insurance policies shall contain a clause or endorsement providing in substance that the aforesaid waiver of subrogation shall not prejudice the type and amount of coverage under such policies or of the named insured to recover thereunder. If, at any time, any parties' insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation, the insured thereunder shall notify the other party thereof in writing, and upon the giving of such notice, the provisions of this Section shall be null and void as to any casualty which occurs after such notice. If any party's insurance carrier shall make a charge for the incorporation of the aforesaid waiver of subrogation in its policies, then the party requesting the waiver shall promptly pay such charge to the other party, upon demand. In the event the party requesting the waiver fails to pay such charge upon demand, that party shall be released of its obligation to supply such waiver.


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              (e)  It is expressly agreed that the foregoing provisions of this Section 16 shall survive the termination of this Agreement.

         16. Consent of Owner. Where the consent, approval or other action of "Owner" is required or taken under this Agreement, that consent or approval shall require the consent of both the Administrative General Partner and the Managing General Partner under Owner's partnership agreement unless the Managing General Partner is permitted to take such action under such Agreement without the consent of the Administrative General Partner, in which latter event only the consent or approval of the Managing General Partner shall be required.

         17. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the management of the Property and all prior agreements, whether written or oral, are deemed to be merged herein. This Agreement cannot be

                                       14
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amended or otherwise modified or discharged except by an instrument in writing signed by the parties hereto.

         IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Agreement as of the date set forth above.

                                       OWNER:

                                       FOUR TOWER BRIDGE ASSOCIATES

                                       By:  Four Oliver Tower Associates, its
                                            managing general partner

                                            By:  Four Oliver Tower Corporation,
                                                 its general partner

                                                 By: /s/ Donald W. Pulver
                                                     ---------------------------
                                                     Donald W. Pulver,
                                                     President

                                       MANAGER:

                                       OLIVER TYRONE PULVER CORPORATION


                                       By: /s/ Donald W. Pulver
                                           --------------------------------
                                           Donald W. Pulver
                                           President

                                       ASSET MANAGER:

                                       BRANDYWINE REALTY SERVICES CORPORATION


                                       By: /s/ Anthony A. Nichols, Sr.
                                           --------------------------------
                                           Name:  Anthony A. Nichols, Sr.
                                           Title: Chairman of the Board

                                       15